UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 15, 2008

CHEETAH CONSULTING, INC.

(Exact name of registrant as specified in charter)

Florida

(State or other jurisdiction of incorporation)

333-146209	14-1908451
(Commission File Number)	(IRS Employer Identification No.)

22525 Pacific Coast Highway, No. 101

Malibu, California  90265

 (Address of principal executive offices and zip code)

(310) 456-7300

 (Registrant’s telephone number including area code)

6860 Gulfport Blvd. South, #161

St. Petersburg, Florida 33707

 (Former Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – BUSINESS AND OPERATIONS

Item 1.01

Entry Into A Material Definitive Agreement

Under the current economic conditions, both financial and credit, we have not been able to secure clients due to their inability to retain our services or their desire to maintain their current status until the recession ends.  As a company, we have an obligation to maintain shareholder value to the best of our ability.  We have therefore found an alternative basis upon which to offer our consulting services.

Previously we tried to provide valuation services to small to medium size business owners.  Since this niche is no longer viable, we are acquiring the rights to a technology in the motor industry.  We will still offer our services on a consulting basis however the emphasis of our consulting will be with companies in the transportation industry.  To enter this market we have entered into an agreement to obtain rights to a certain technology that will allow us to provide consulting services in the transportation industry.  In addition to the technology rights, we have changed our officers and directors to bring in the individuals with the skills to market our new consulting services.

On December 9, 2008, the Company entered into an Agreement (the “Agreement”) with ICE Conversions, Inc. (“Ice”) and the shareholders of Ice (“Shareholders”), a copy of which is filed herewith as Exhibit 10.  Pursuant to the terms of the Agreement, Cheetah acquired the rights to certain ideas, intellectual property rights, (the “Contributed IP”).  Ice owns the right and title to certain assets and prototypes (the “Contributed Assets”).  Ice conveyed to Cheetah Consulting, Inc. rights to the Contributed IP and Contributed Assets. Consideration by Cheetah Consulting, Inc. was the issuance of 3,000,000 shares of its common stock to Ice. Immediately upon completion of the transaction through issuance of the Shares, Cheetah had a total of approximately 6,800,000 shares of its common stock issued and outstanding. The Agreement closed subject to the provisions and conditions of the Agreement and the discretion of the parties.  The transaction set forth in the Agreement closed on the 15th day of December, 2008.

The above shares issued by Cheetah Consulting, Inc. were issued on the following terms.  2,250,000 were issued upon closing on December 15, 2008.  The remaining 750,000 shares shall be issued upon successful completion of 100 miles of test driving hydrogen powered drive train trucks.

In addition to the above stock issuances a cash payment of $100,000.00 shall be paid to Ice on or before March 31, 2009 for the Contributed Assets. And, in exchange for bringing the above consulting business opportunity to the Company, stock was also issued to the principal of Ice Conversions, Inc., Lawrence Weisdorn, (14,731,500)  and his associates, Donald Hejanowski (7,000,000), Martin Schuermann (1,500,000), and to Cohee Capital Management (1,500,000).

SECTION 2 – FINANCIAL INFORMATION

Item 2.01

Completion of Acquisition or Disposition of Assets

On December 17, 2008, the Company’s majority shareholder, Diane J. Harrison, agreed to cancel and return 2,482,000 of her shares to the authorized but unissued shares in return for the sum of $400.00.  Accordingly, a change of control of the Company occurred.

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.01

Changes in Control of The Registrant

Upon the completion of the above transactions, that is, the stock issuances described in Item 1.01 and the cancellation described in Item 2.01, a change in control of the Company occurred.

Item 5.02

Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On December 15, 2008 the Board of Directors of the Company appointed Mr. Martin Schuermann, age 43, to serve as Director and Chief Executive Officer of the Company.  Before joining Cheetah, Mr. Schuermann served as Chairman and CEO of IM-Internationalmedia AG and Intermedia Inc., a producer and distributor of feature films such as Terminator 3, Basic Instinct 2, and several other feature films.  Mr. Schuermann was a founding partner in the Los Angeles based merchant bank EuroCapital Advisors.  Prior to this, he was Managing Director of CLT-UFA (US), Bertlsmann’s US based TV and film arm.

On December 15, 2008, Ms. Diane J. Harrison voluntarily submitted her resignation as Chief Financial Officer, President and Director; her resignation was accepted on the same day.  Ms. Harrison resigned to allow the incoming officers and directors the ability to move the company forward in a manner consistent with their management style.  Ms. Harrison’s law firm of Harrison Law, P.A. was retained to act as securities counsel for the company.  Ms. Harrison has no disagreements with the incoming officers or directors.

On December 12, 2008, Ms. Lynnette J. Harrison voluntarily submitted her resignation as Secretary and Director; her resignation was accepted and effective on December 15, 2008.  Ms. Harrison resigned to allow the incoming officers and directors the ability to move the company forward in a manner consistent with their management style.  Ms. Harrison has no disagreements with the incoming officers or directors.

On December 15, 2008 the Board of Directors of the Company appointed Mr. Lawrence Weisdorn, age 50, to serve as Chief Operating Officer and Chairman of the Board of Directors.  Mr. Weisdorn was a co-founder, Chief Executive Officer and Director of MEMS USA, Inc.  MEMS is a developer and manufacturer of advanced engineered products, systems and services for the energy sector.  After leaving MEMS, Mr. Weisdorn worked on the development of hydrogen fuel cell kits for motor vehicles.

On December 9, 2008, Mr. Joseph Scutero voluntarily submitted his resignation as Treasurer and Director; his resignation was accepted and effective on December 15, 2008.  Mr. Scutero resigned to allow the incoming officers and directors the ability to move the company forward in a manner consistent with their management style.  Mr. Scutero has no disagreements with the incoming officers or directors.

On December 15, 2008 the Board of Directors of the Company appointed Donald Hejmanowski, age 49, to serve as a member of the Board of Directors and as Vice-President of Corporate Communications.  Mr. Hejmanowski has a long and diversified background in consulting through his own company H Y D, Inc. as well as serving as a director of several public companies.

Each of the incoming Officers and Directors executed employment agreements to serve in their respective capacities with the Company.  Attached as Exhibits 99.1, 99.2, and 99.3 are copies of each such agreement.  After the issuance of 1,500,000 restricted shares of stock to Cohee Capital Management for services to be rendered and the issuance of 23,231,500 restricted shares to the new Officers and Directors there will be a total of 27,549,500 shares issued and outstanding.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHEETAH CONSULTING, INC.

Dated: December 17, 2008	By:	/s/ LAWRENCE WEISDORN
Name: Lawrence Wesidorn Title: Chairman and Chief Operating Officer